EXHIBIT 23B

                            Law Offices
                 JENSEN, DUFFIN, CARMAN, DIBB & JACKSON
        Independent Professional Corporations - Not a Partnership
                        311 South State Street
                             Suite 380
                     Salt Lake City, Utah 84111



                         March 22, 2001



Board of Directors
Novanet International, Inc.
199 Kent Drive
Toutle, WA 98649

     RE:  Consent Letter of Legal Counsel
          SB-2 Registration

Dear Novanet Board of Directors:

      This letter will affirm the consent of the undersigned counsel for Novanet International, Inc. for his name and the name of his associated firm to be used in the SB-2 Registration Statement and any subsequent amendment thereto being filed with the SEC prepared through our office. The undersigned and associated firm members consent to their name being used as the designated experts for the company as its securities counsel for this registration. The undersigned also consents to the use of his opinion letter "In Re Legality" concerning this offering and the company as part of the filed exhibits to the Registration Statement.

                                   Sincerely,


                                   /s/ Julian D. Jensen
                                   -----------------------------
                                   Julian D. Jensen
                                   Attorney at Law